Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

Fourth Quarter Net Sales Increased Approximately 23%

Full Year Net Sales Increased Approximately 34%

Company Provides 2016 Guidance

SECAUCUS, N.J. –March 9, 2016 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights Compared to Prior Year Period

•	Net sales were $30.2 million, up 23.1%

•	Adjusted EBITDA was $4.0 million, consistent with the prior year

•	Freshpet Fridges increased 12.2% to 15,015 from 13,386

2015 Financial Highlights Compared to Prior Year

•	Net sales were $116.2 million, up 33.9%

•	Adjusted EBITDA doubled to $11.1 million

“Our team made significant progress in our first year as a public company. We had great achievements along with constructive learnings in 2015, as our team executed on our strategic initiatives to expand distribution, grow velocity, and introduce a broader assortment of innovative fresh foods for dogs and cats,” said Richard Thompson, Freshpet’s Chief Executive Officer. “We generated solid annual top-line growth and doubled our Adjusted EBITDA. At the same time, we made operational investments across our manufacturing and supply chain to better position us to achieve greater leverage across our business model and enhance long-term shareholder value.”

Fiscal Fourth Quarter 2015

Net sales increased 23.1% to $30.2 million for the fourth quarter of 2015. Net sales for the quarter were driven by increased velocity across all channels and includes $1.3 million associated with the Company’s Freshpet Baked test product. Gross profit was $13.7 million, or 45.3% of net sales, compared to $12.0 million, or 48.9% of net sales, in the same period last year. The Company’s Freshpet Baked test product, reduced gross margin by approximately 110 basis points.

Selling, general and administrative expenses (“SG&A”) were $10.8 million compared to $11.1 million in the same period in the prior year. This decrease in SG&A was primarily due to the reversal of $2.6 million stock-based compensation expense partially offset by higher logistics expense associated with increased tonnage shipped, and marketing support for the Company’s Freshpet Baked test product.

Net income was $2.8 million compared to a net loss of $16.4 million for the same period in 2014. Net loss for the fourth quarter of 2014 included $15.5 million of fees on debt guarantee and $0.7 million of write-off for loan origination fees, with no corresponding fees recorded in 2015.

Adjusted EBITDA was $4.0 million for the fourth quarter of 2015, consistent with the same period in 2014. Included in the Adjusted EBITDA in the fourth quarter 2015 was a loss of $1.1 million for the launch of the Company’s Freshpet Baked test product.

Full Year 2015

Net sales increased 33.9% to $116.2 million compared to $86.8 million for 2014. Net sales for the year were driven by increased velocity across all channels and includes $4.6 million associated with the Company’s Freshpet Baked test product. The Company also experienced an increase in Freshpet Fridges, to 15,015 from 13,386 in 2014.

Gross profit was $54.6 million, or 47.0% of net sales, compared to $42.2 million, or 48.7% of net sales last year. The decrease in gross profit margin was partly due to lower margin contribution from the Company’s Freshpet Baked test product and new shredded product. Product innovation is an important component of the Company’s long-term growth, and as new products are introduced it can take time to generate efficiencies in-line with our long-term margin targets.

SG&A was $58.3 million compared to $48.3 million last year. As a percentage of net sales, SG&A decreased to 50.2% from 55.7% in 2014. After adjusting for the Company’s secondary offering in May 2015 and non-cash items related to stock-based compensation in 2015 and 2014, respectively, SG&A decreased as a percentage of net sales to 46.5% from 53.6% of net sales in 2014.

Net loss for 2015 was $3.7 million compared to $37.3 million in 2014. Net loss for the 2015 period includes $0.6 million of fees and expenses associated with the Company’s secondary offering completed during the second quarter of 2015. Net loss in 2014 included $25.9 million of fees on debt guarantee and $0.7 million of write-off of loan origination fees with no corresponding fees recorded during 2015.

Adjusted EBITDA increased $5.6 million to $11.1 million from $5.5 million in 2014. Included in the Company’s 2015 Adjusted EBITDA was a loss of $3.6 million for the launch of the Company’s new Freshpet Baked test product.

Cash and Net Debt

During 2015 the Company generated cash of $6.7 million from operations compared to an $8.0 million loss of cash during 2014. As of December 31, 2015, the Company had cash and cash equivalents and short term investments (certificates of deposit) of $11.3 million, compared to $36.3 million as of December 31, 2014. The decrease in cash and cash equivalents and short term investments is primarily due to the capital expenditures related to the expansion of the Company’s Freshpet Kitchens in Bethlehem, Pennsylvania. As of December 31, 2015, $17.6 million in capital expenditures had been used for the Freshpet Kitchens expansion, and $5.0 million for the purchase of a building and 6.5 acres of land adjacent to Freshpet Kitchens and capital investments to increase distribution through the purchase of additional Freshpet Fridges.

In conjunction with our initial public offering, the Company entered into a $40 million credit facility, of which there was no outstanding debt at December 31, 2015. The Company expects to use a portion its current liquidity, which includes borrowings available under its credit facility to continue the expansion of its manufacturing facility to add capacity and grow distribution.

Outlook

For full year 2016, the Company expects the following results compared to the prior year:

•	To exceed net sales of $137 million, an increase of approximately 18%

•	To exceed Adjusted EBITDA of $18.5 million, an increase of approximately 67%

•	To exceed Freshpet fridges of 16,600, an increase of approximately 10%

Chief Executive Officer Succession Plan

In a separate press release today, the Company also announced that Richard Thompson plans to retire as Chief Executive Officer and director effective July 1, 2016, or earlier if a new Chief Executive Officer is appointed before then.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin at 5:00 p.m. ET on Wednesday, March 9, 2016. To participate on the live call listeners in North America may dial (844) 452-6821 and international listeners may dial (724) 924-4985; the passcode is 63099520.

In addition, the call will be broadcast live over the Internet hosted at the “Investor” section of the Company’s website at www.freshpet.com and will be archived online through March 25, 2016. A telephonic playback will be available from 8:00 p.m. ET, March 11, 2016, through March 25, 2016. North American listeners may dial (855) 859-2056 and international listeners may dial (404) 537-3406; the passcode is 63099520.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, Freshpet foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet refrigerators in your local market.

Freshpet foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States and Canada. From the care Freshpet takes to source their ingredients and make their food, to the moment it reaches your home, Freshpet’s integrity, transparency and social responsibility are the way they like to run their business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

Freshpet Facebook

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Measures

Management believes that Adjusted EBITDA, which is a non-GAAP measure, is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. EBITDA represents net loss plus depreciation and amortization, interest expense (including fees on debt guarantee), and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, new plant startup expenses and processing, share based compensation, launch expenses, warrant expenses, and fees associated with the secondary offering. Adjusted EBITDA is shown as a supplemental disclosure in this release because it is widely used by the investment community for analysis and comparative evaluation and provides an additional metric to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to net income (loss), provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted EBITDA is not and should not be considered an alternative to net income (loss) or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of Adjusted EBITDA may differ from methods used by other companies. Management believes that this non-GAAP measure is important to an understanding of the Company’s overall operating results in the periods presented. Adjusted EBITDA is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,029,413	$36,259,252
Short-term investments	3,250,000	—
Accounts receivable, net of allowance for doubtful accounts	7,030,719	5,360,400
Inventories, net	6,853,447	7,314,151
Prepaid expenses and other current assets	229,631	1,291,379

Total Current Assets	25,393,210	50,225,182

Property, plant and equipment, net	82,793,007	57,825,961
Deposits on equipment	3,243,519	2,883,234
Other assets	1,667,838	1,527,483

Total Assets	$113,097,574	$112,461,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	6,668,643	5,423,905
Accrued expenses	2,274,557	2,938,316
Accrued warrants	204,314	706,940

Total Current Liabilities	$9,147,514	$9,069,161

Total Liabilities	$9,147,514	$9,069,161

STOCKHOLDERS’ EQUITY:
Common stock	33,537	33,468
Additional paid-in capital	292,484,986	288,216,882
Accumulated deficit	(188,568,463)	(184,857,651)

Total Stockholders’ Equity	103,950,060	103,392,699

Total Liabilities and Stockholders’ Equity	$113,097,574	$112,461,860

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
NET SALES	$30,201,788	$24,508,205	$116,186,372	$86,764,112
COST OF GOODS SOLD	16,512,375	12,529,687	61,537,230	44,545,637

GROSS PROFIT	13,689,413	11,978,518	54,649,142	42,218,475
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	10,820,726	11,090,591	58,296,814	48,298,791

INCOME (LOSS) FROM OPERATIONS	2,868,687	887,927	(3,647,672)	(6,080,316)
OTHER EXPENSES:
Other Income (Expenses), net	116,621	(472,221)	448,943	(666,169)
Fees on Debt Guarantee	—	(15,475,777)	—	(25,937,048)
Interest Expense	(192,530)	(1,368,926)	(454,567)	(4,613,731)

	(75,909)	(17,316,924)	(5,624)	(31,216,948)

INCOME (LOSS) BEFORE INCOME TAXES	2,792,778	(16,428,997)	(3,653,296)	(37,297,264)
INCOME TAX EXPENSE	12,516	17,753	57,516	41,753

NET INCOME (LOSS)	2,780,262	(16,446,750)	(3,710,812)	(37,339,017)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,780,262	$(100,642,922)	$(3,710,812)	$(131,279,893)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.08	$(4.35)	$(0.11)	$(9.63)

-DILUTED	$0.08	$(4.35)	$(0.11)	$(9.63)

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,710,812)	$(37,339,017)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Provision for losses on accounts receivable	11,985	8,092
Loss on disposal of equipment and deposits on equipment	93,599	308,707
Fees on debt guarantee	—	25,937,048
Share based compensation	3,923,857	1,563,976
Fair value adjustment for outstanding warrants	(502,626)	337,376
Change in reserve for inventory obsolescence	(105,022)	(112,835)
Depreciation and amortization	7,573,535	6,424,813
Amortization of deferred financing costs and loan discount	144,823	916,322
Changes in operating assets and liabilities
Accounts receivable	(1,682,304)	(1,870,896)
Inventories	565,726	(1,689,091)
Prepaid expenses and other current assets	1,061,748	(1,101,899)
Other assets	(198,902)	(72,660)
Accounts payable	192,583	(1,608,213)
Accrued expenses and accrued interest on long-term debt	(629,373)	271,975

Net cash flows provided by (used in) operating activities	6,738,817	(8,026,302)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(7,499,205)	—
Proceeds from maturities of short-term investments	4,249,205	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(27,015,112)	(17,130,947)
Acquisitions of land and building	(5,026,250)	—
Proceeds from sale of equipment	30,957	253,510

Net cash flows used in investing activities	(35,260,405)	(16,877,437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long-term debt	—	11,500,000
Repayment of long-term debt	—	(88,000,000)
Exercise of options to purchase common stock	291,749	—
Proceeds from preferred stock - Series C issued	—	6,550,984
Redemption of Series B preferred stock	—	(34,998,957)
Financing fees paid in connection with borrowings	—	(739,469)
Proceeds from shares of common stock issued in initial public offering, net of issuance costs	—	164,405,679

Net cash flows provided by financing activities	291,749	58,718,237

NET CHANGE IN CASH AND CASH EQUIVALENTS	(28,229,839)	33,814,498
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	36,259,252	2,444,754

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,029,413	$36,259,252

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net income (loss)	$2,780	$(16,447)	$(3,711)	$(37,339)
Fees on debt guarantee	—	15,476	—	25,937
Depreciation and amortization	2,031	1,678	7,574	6,425
Interest expense	192	1,369	455	4,614
Income tax expense	13	18	58	42

EBITDA	$5,016	$2,094	$4,376	$(321)

Loss on disposal of equipment	10	137	94	309
Launch expense	686	586	2,626	3,513
New plant startup expenses and processing	—	—	—	113
Noncash stock based compensation	(1,566)	835	3,924	1,564
Warrant fair valuation	(98)	337	(503)	337
Secondary fees	—	—	593	—

Adjusted EBITDA	$4,048	$3,989	$11,110	$5,515